PLACEMENT AGENCY AGREEMENT

December 1, 2010

Rodman & Renshaw, LLC
1251 Avenue of the Americas
20th Floor
New York, New York 10020

Gentlemen:

22nd Century Limited, LLC, a Delaware limited liability company (the “Company”), hereby confirms its agreement with Rodman & Renshaw, LLC, a Delaware limited liability company (the “Placement Agent”), as set forth herein (the “Agreement”).  Unless the context otherwise requires, as used herein, all references to “the Company” shall be deemed to refer to 22nd Century Limited, LLC, a Delaware limited liability company, and each of its subsidiaries, predecessors and successors, if any after giving retroactive effect to the Offering and the Merger as such terms are defined below.

1.           Offering.

(a)           The Company will offer (the “Offering”) for sale through the Placement Agent, as the exclusive agent for the Company, and its respective selected dealers, a minimum of 4,000,000 Units (the “Minimum Units”), for minimum gross proceeds of $4,000,000 (the “Minimum Amount”), and maximum of 8,000,000 Units (the “Maximum Units”), for maximum gross proceeds of $8,000,000 (the “Maximum Amount”).  In the event the Offering is over-subscribed, the Company and the Placement Agent may, in their discretion, sell up to an additional 1,000,000 Units (the “Over-allotment Units”) for gross proceeds of up to $1,000,000 to cover over-allotments (the “Over-allotment”).  Each Unit shall consist of (i) one membership unit in the Company (each a “Membership Unit” and collectively the “Membership Units”) and (ii) a warrant, exercisable at any time during the five-year period beginning on the date on which the Units are sold (the “Closing Date”) to purchase one-half of a Membership Unit for $0.75 (the “Investor Warrants”) based on a price of $1.50 for a full Membership Unit.  Subscriptions for Units will be accepted by the Company at a price of $1.00 per Unit (the “Purchase Price”), with a minimum investment of $100,000 (100,000 Units): provided, however, that subscriptions in lesser amounts may be accepted in the Company’s and the Placement Agent’s discretion.

(b)          Placement of the Units by the Placement Agent will be made on a reasonable efforts, “all-or-none” basis with respect to the Minimum Amount and on a reasonable basis with respect to the Maximum Amount.  The Units will be offered to potential subscribers, which may include related parties of the Placement Agent or the Company, commencing on November 1, 2010, the date of the preliminary Memorandum, and ending on January 19, 2011 unless extended by the Company and the Placement Agent within their mutual discretion or terminated earlier as provided herein (the “Offering Period”).  The date on which the Offering shall terminate shall be referred to as the “Termination Date.”  The closing of the Offering may be held up to ten days after the Termination Date.

(c)           The Placement Agent shall only tender to, and the Company shall only accept subscriptions from or sell Units to, persons or entities that either (i) qualify as (or are reasonably believed to be) “accredited investors,” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) or (ii) are not (or are reasonably believed not to be) “U.S. Persons” as such term is defined in Regulation S (“Regulation S”) promulgated under the Act.

(d)           The offering of the Units will be made by the Placement Agent on behalf of the Company solely pursuant to the Memorandum, which at all times will be in form and substance acceptable to the Placement Agent and its counsel and contain such legends and other information as the Placement Agent and its counsel may, from time to time, deem necessary and desirable to be set forth therein.  “Memorandum” as used in this Agreement means the Company’s Confidential Private Placement Memorandum, dated November 1, 2010, inclusive of all exhibits, and any and all amendments, supplements and appendices thereto, including the final Memorandum, dated December 16, 2010, as amended and other Company-approved documents that the Placement Agent may use on the Company’s behalf to sell the Units.  Unless otherwise defined, each term used in this Agreement will have the same meaning as shall be set forth in the Memorandum.

2.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Placement Agent that, except as otherwise set forth in the disclosure schedule provided by the Company to the Placement Agent on the date hereof and as updated, if necessary, by the Company immediately prior to the closing of the transactions contemplated hereby, and collectively attached hereto as Exhibit A (the “Company Disclosure Schedule”), and assuming that the conditions described in Section 6 hereof are satisfied, each of the representations and warranties contained in this Section 2 is true in all respects as of the date hereof and will be true in all respects as of the Closing Date.  The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered clauses contained in this Section 2, and the disclosure of information on any paragraph of the Company Disclosure Schedule shall not qualify for disclosure on any other paragraph of the Company Disclosure Schedule under this Section 2.  For purposes of this Section 2, the phrase “to the knowledge of the Company” or any phrase of similar import shall be deemed to refer to the actual knowledge Joseph Pandolfino, C. Anthony Rider, Michael R. Moynihan or Henry Sicignano III.

(a)           The Memorandum has been diligently prepared by the Company, at its sole cost, in conformity with all applicable laws, and is in compliance with Regulation D and the requirements of all other rules and regulations (collectively, the “Regulations”) of the Securities and Exchange Commission (the “SEC”) relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Units will be and have been offered and sold.  The Units will be offered and sold pursuant to the registration exemption provided by Section 4(2) and/or Section 4(6) of the Act or pursuant to Regulation D or Regulation S as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those United States jurisdictions in which the Placement Agent notifies the Company that the Units are being offered for sale.  The Memorandum describes all material aspects, including attendant risks, of an investment in the Company.  The Company has not taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Regulation D or Regulation S or Section 4(2) and/or Section 4(6) of the Act and knows of no reason why any such exemption would be otherwise unavailable to it.  Neither the Company nor its affiliates has been subject to any order, judgment or decree of any court or governmental authority of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D.

(b)           The Memorandum does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.  There is no fact that the Company has not disclosed in the Memorandum and of which the Company is aware that materially and adversely affects or could reasonably be expected to materially and adversely affect the business prospects, financial condition, operations, or assets of the Company.

(c)           The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has no subsidiaries and does not have an equity interest in any other firm, partnership, association or other entity except as otherwise described in the Memorandum.  The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, condition (financial or otherwise), operations, prospects or property of the Company (“Material Adverse Effect”).

(d)           The Company has all requisite power and authority (corporate and other) to conduct its business as presently conducted and as proposed to be conducted (as described in the Memorandum), to enter into and perform its obligations under this Agreement and, immediately prior to the closing of this Offering, the Agreement and Plan of Merger and Reorganization by and among 22nd Century Group, Inc. (“Pubco”), 22nd Century Acquisition Subsidiary, LLC (“Merger Sub”) and the Company, substantially in the form and substance of the draft dated December 17, 2010 (the “Merger Agreement”), that will effect the Merger and, under the Securities Purchase Agreement annexed to the Memorandum as Exhibit A (the “Securities Purchase Agreement”), the Investor Warrants, the Broker’s Warrants described in Section 3(e) below and in the Memorandum (the “Broker’s Warrants”), and, collectively with this Agreement, the Merger Agreement, the Securities Purchase Agreement and the Investor Warrants, the “Transaction Documents”) and to issue, sell and deliver (i) the Units, including the Membership Units and the Investor Warrants underlying the Units, (ii) the Broker’s Warrants and (iii) Membership Units underlying the Investor Warrants and the Broker’s Warrants (collectively the “Securities”).  The execution and delivery of each of the Transaction Documents has been duly authorized by the necessary corporate action.  This Agreement has been duly executed and delivered and constitutes, and each of the other Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e)           None of the execution and delivery of, or performance by the Company under, this Agreement or any of the other Transaction Documents or the consummation of the transactions herein or therein contemplated conflicts with or violates, or will result in the creation or imposition of any lien, charge or other encumbrance upon any of the assets of the Company under, any agreement or other instrument to which the Company is a party or by which the Company or its assets may be bound, any term of the Company’s certificate of formation or its limited liability company operating agreement, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets.

(f)           The Company’s total capitalization, both immediately before and after the closing of the Offering, is accurately described in the Memorandum.  Except as set forth in the Memorandum, all outstanding Membership Units are duly authorized and validly issued and outstanding.  Except as set forth in the Memorandum there are and, as of the Closing Date, will be no:  (i) outstanding options, subscription agreements, warrants or other rights permitting or requiring the Company or others to purchase or acquire any Membership Units, or other equity securities of the Company, or to pay any dividend or make any other distribution in respect thereof; (ii) securities issued or outstanding that are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) Membership Units or other securities of the Company will be reserved for issuance for any purpose; (iv)  voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of Membership Units or other securities of the Company, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights; and (v) person holding a right to require the Company to register any securities of the Company under the Act or to participate in any such registration.  As of the Closing Date, the issued and outstanding Membership Units of the Company will conform to all statements in relation thereto contained in the Memorandum and the Memorandum describes all material terms and conditions thereof.  All issuances by the Company of its securities were at the time of their issuance exempt from registration under the Act and any applicable state securities laws.

(g)           Immediately after the closing of the Offering, the Company will merge with Merger Sub a newly-formed Delaware limited liability company that is a wholly-owned subsidiary of Pubco, a Nevada corporation whose stock is quoted on the OTC Bulletin Board (the “Merger”).  Based solely on the representations and warranties of Pubco contained in the Merger Agreement, together with the Parent Disclosure Schedule (as defined in such Merger Agreement) thereto (the “Pubco Representations”) and its review of the Pubco Representations, the Company does not have knowledge of any facts or circumstances that would lead the Company to believe that immediately prior to the effectiveness of the Merger, Pubco will have any assets or any liabilities or will be engaged in any trade or business.  In the Merger (i) each holder of a Membership Unit, including purchasers of Units in the Offering, will receive one share of Pubco’s common stock, par value $0.0001 per share (the “Common Stock”) in exchange for each Membership Unit they own at the time of the Merger; (ii) each purchaser of Units in the Offering will receive a warrant to purchase such number of shares of Common Stock equal to the number of Membership Units subject to the Investor Warrant held by such purchaser, exercisable at any time during the five year period beginning on the closing date of the Merger, at an exercise price of $1.50 per full share of Common Stock, in exchange for each Investor Warrant owned at the time of the Merger; (iii) each holder of the Century Warrants (as defined in the Memorandum) will receive a warrant to purchase such number of shares of Common Stock equal to the number of Membership Units subject to the Century Warrant so held, exercisable at any time during the five year period beginning on the closing date of the Merger, at a price of $3.00 per full share of Common Stock, in exchange for each Century Warrant owned at the time of the Merger; and (iv) the holder of the Broker’s Warrants will receive a warrant to purchase such number of shares of Common Stock equal to the number of Membership Units subject to the Broker’s Warrant so held, exercisable at any time during the five year period beginning on the closing date of the Merger, at an exercise price of $1.50 per full share of Common Stock, in exchange for the Broker’s Warrant owned at the time of the Merger.

(h)           The Merger Agreement provides that Pubco will assume all of the Company’s obligations at the time of the Merger, including any and all obligations arising under the Transaction Documents.

(i)            Based solely upon the Pubco Representations and its review of the Pubco Representations, the Company does not have knowledge of any facts or circumstances that would lead the Company to believe that: (i) Pubco’s capitalization immediately following the Merger will not be as set forth in the Memorandum; (ii) the Common Stock does not conform in all material respects to the description thereof contained in the Memorandum; (iii) any of the issued and outstanding shares of Common Stock were not duly authorized and validly issued, are not fully paid and nonassessable and were not issued in compliance with federal and state securities laws; (iv) any of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Pubco; (v) except as described in the Memorandum, there are any authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of Pubco; and (vi) the description of Pubco’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, are other than as set forth or incorporated by reference in the Memorandum.

(j)            (i)           The Units (including the Over-allotment Units) and the Membership Units included in the Units have been duly authorized for issuance and sale pursuant and when issued will be validly issued and outstanding and the holders of such Membership Units will have the same rights, benefits, duties and obligations as the other members of the Company.

(ii)          The Investor Warrants and the Broker’s Warrants have been duly and validly authorized by all required corporate actions and will, when issued and delivered by the Company be validly executed and delivered by, and will be valid and binding agreements of, the Company, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Membership Units issuable upon the exercise of the Investor Warrants and the Broker’s Warrants, when issued and delivered in accordance with the terms thereof, will be duly authorized and validly issued and outstanding and the holders of such Membership Units will have the same rights, benefits, duties and obligations as the other members of the Company.

(iii)         Based solely on the Pubco Representations and its review of the Pubco Representations, the Company does not have knowledge of any facts or circumstances that would lead the Company to believe that: (A) the shares of Common Stock to be issued in the Merger will not be duly and validly authorized by all required corporate actions and will not, when issued and delivered by Pubco pursuant to the Merger Agreement, be fully paid and nonassessable; (B) any of the warrants issued in the Merger, as well as the Advisor Warrants (as defined and described in the Memorandum) will not be duly and validly authorized by all required corporate actions and will not, when issued and delivered by the Company be validly executed and delivered by, and will not be valid and binding agreements of, Pubco, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and (C) the Common Stock issuable on exercise of the warrants to be issued by Pubco in the Merger as well as the Advisor Warrants will not have been duly authorized and reserved for issuance and sale pursuant to their terms and, when issued and delivered by Pubco pursuant to such warrants, will not be validly issued, fully paid and nonassessable.

(k)           No consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance of any of the Securities (as defined in the Memorandum) or the consummation of the transactions contemplated herein or in the other Transaction Documents, except for required filings with the SEC and applicable “Blue Sky” or state securities commissions relating specifically to the Offering (all of which will be duly made on a timely basis).

(l)           The financial statements, together with the related notes thereto, of the Company included in the Memorandum are true and complete and present fairly, in all material respects, the financial position of the Company as of the date specified and the results of its operations and changes in financial position for the period covered thereby.  Such financial statements and related notes were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout the periods indicated except as may be disclosed in the notes thereto, and except that the unaudited financial statements omit full notes and normal year-end adjustments.  Except as set forth in such financial statements or in the Memorandum, the Company (i) has no material liabilities of any kind, whether accrued, absolute, contingent or otherwise and (ii) has not entered into any material transactions or commitments.  The other financial and statistical information with respect to the Company included in the Memorandum are true, correct and accurate and present fairly the information shown therein on a basis consistent with the financial statements of the Company included in the Memorandum.  Except as set forth in the Memorandum, the Company does not know of any facts, circumstances or conditions (or any state of facts, circumstances or conditions which management of the Company has concluded could give rise thereto) that could reasonably be expected to have a Materially Adverse Effect.

(m)         The conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as described in the Memorandum and except such regulation as is applicable to commercial enterprises generally.  The Company has obtained all requisite licenses, permits and other governmental authorization necessary to conduct its business as presently, and as proposed to be, conducted.

(n)          Except as set forth in the Memorandum, no default by the Company or, to the knowledge of the Company, any other party exists in the due performance under any material agreement to which the Company is a party or to which any of its assets is subject (collectively, the “Company Agreements”).  The Company Agreements disclosed in the Memorandum are the only material agreements to which the Company is bound or by which its assets are subject and that are required to be disclosed in the Memorandum, are accurately and fairly described in the Memorandum and are in full force and effect in accordance with their respective terms.

(o)          There are no actions, proceedings, claims or investigations, before or by any court or governmental authority (or any state of facts which management of the Company has concluded could reasonably be expected to give rise thereto), pending or, to the knowledge of the Company, threatened, against the Company, or involving its assets or, to the knowledge of the Company, involving any of its officers or directors which, if determined adversely to the Company or such officer or director, could have a Material Adverse Effect or materially and adversely affect the transactions contemplated by this Agreement or the other Transaction Documents or the enforceability thereof.

(p)          The Company is not in violation of: (i) its certificate of formation or limited liability company operating agreement; (ii) except as disclosed in the Memorandum, any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its assets may be subject; (iii) any statute, rule or regulation currently applicable to the Company; or (iv) any judgment, decree or order applicable to the Company, which violation or violations individually, or in the aggregate, would result in a Material Adverse Effect.

(q)          The Company does not own any real property in fee simple, and the Company has good and marketable title to all property (personal and tangible) that it owns, free and clear of all security interests, liens and encumbrances.

(r)           The Company either owns free and clear of all security interests, liens and encumbrances all right, title and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, formulations, software and source and object codes necessary for the conduct of its business (collectively, the “Intangibles”).  To the Company’s knowledge, the Company has not infringed and it is not infringing upon the rights of others with respect to the Intangibles and the Company has not received notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, or any notice of conflict with the asserted rights of others with respect to the Intangibles.

(s)           The Company has operated its business diligently and only in the ordinary course as theretofore conducted and since the date of the most recent balance sheet included in the Memorandum and, except as disclosed in the Memorandum, there has been no: (i) material adverse change in the business condition (financial or otherwise) or prospects of the Company; (ii) transaction by the Company otherwise than in the ordinary course of business; (iii) issuance of any securities (debt or equity) or any rights to acquire any such securities; (iv) damage, loss or destruction, whether or not covered by insurance, with respect to any asset or property of the Company; or (v) agreement to permit any of the foregoing.

(t)           The Company has filed, on a timely basis, each Federal, state, local and foreign tax return which is required to be filed by it, or has requested an extension therefor and has paid all taxes and all related assessments, penalties and interest to the extent that the same have become due.

(u)          The Company is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering and agrees to indemnify the Placement Agent from any such claim made by any other person.  The Company has not offered for sale or solicited offers to purchase the Units except for negotiations with the Placement Agent other than with respect to the agreements that may be executed by and between the Placement Agent and certain other registered broker-dealers introduced by the Company to the Placement Agent.  Except as set forth in the Memorandum, no other person has any right to participate in any offer, sale or distribution of the Company’s securities to which the Placement Agent’s rights, described herein, shall apply.

(v)          The Company has and will maintain appropriate casualty and liability insurance coverage, in scope and amounts reasonable and customary for similar businesses.

3.           Placement Agent Appointment and Compensation.

(a)           The Company hereby appoints the Placement Agent as its exclusive agent in connection with the Offering.  The Company acknowledges that the Placement Agent may use selected dealers and sub-agents to fulfill its agency hereunder provided that such dealers and sub-agents are compensated solely by the Placement Agent.  The Company has not and will not make, or permit to be made, any offers or sales of the Units other than through the Placement Agent without the Placement Agent’s prior written consent.  The Placement Agent has no obligation to purchase any of the Units.  The agency of the Placement Agent hereunder shall continue until the earlier of the Termination Date or the Closing Date.

(b)          The Company will cause to be delivered to the Placement Agent copies of the Memorandum and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws, and hereby authorizes the Placement Agent and its agents, employees and selected dealers to use the Memorandum in connection with the sale of the Units until the earlier of the Termination Date or the Closing Date, and no other person or entity is or will be authorized to give any information or make any representations other than those contained in the Memorandum or use any offering materials other than those contained in the Memorandum in connection with the sale of the Units.  The Company will provide at its own expense such quantities of the Memorandum and other documents and instruments relating to the Offering as the Placement Agent may reasonably request.

(c)          The Company will cooperate with the Placement Agent by making available to its representatives such information as may be requested in making a reasonable investigation of the Company and its affairs and shall provide access to such employees as shall be reasonably requested.  Prior to the closing of the Offering, if requested by the Placement Agent, the Company shall provide, at its own expense, credit or similar reports on such key management persons as the Placement Agent shall reasonably request.

(d)          At the closing of the Offering, the Company shall pay to the Placement Agent a cash placement fee equal to eight percent (8%) of the aggregate Purchase Price paid by each purchaser of Units in the Offering (the “Placement Agent’s Fee”). The Placement Agent’s Fee will be deducted from the gross proceeds of the Units sold at the closing.

(e)          As additional compensation, on the Closing Date the Company shall sell to the Placement Agent or its designees, for nominal consideration, warrants to purchase the number of Membership Units equal to eight percent (8%) of the aggregate number of Membership Units included in the Units placed (the “Broker’s Warrants”), at an exercise price of $1.50 per Membership Unit.  The Broker’s Warrants shall be exercisable until the date five (5) years after the Closing Date.  The holders of the Broker’s Warrants shall have “piggy-back” registration rights.  The Broker’s Warrants shall provide for cashless exercise.  In the Merger, the Broker’s Warrants will be exchanged for warrants to purchase such number of shares of Common Stock equal to the number of Membership Units subject to the Broker’s Warrants so held.  Other than that, the terms of the warrants received in the Merger in exchange for the Broker’s Warrants will be identical to the Broker’s Warrants.

(f)           The Company shall also pay the Placement Agent’s Fee to the Placement Agent, and deliver warrants on a basis comparable to the delivery of the Broker’s Warrants under this Agreement, with respect to, and based on, any investment by an investor that invests in the Company at any time within two (2) years from the later of the Termination Date and Closing Date (a “Post-Closing Investor”).

4.           Subscription and Closing Procedures.

(a)           Each prospective purchaser will be required to complete and execute two (2) original omnibus signature pages for the Securities Purchase Agreement, which will be forwarded or delivered to the Placement Agent at the Placement Agent’s offices at the address set forth in Section 10 hereof, together with executed copies of all other documents contemplated by the Securities Purchase Agreement, any other documents reasonably requested by the Company, and such prospective purchaser’s check, wire transfer or other good funds in the full amount of the aggregate Purchase Price for the number of Units desired to be purchased.

(b)           All funds for subscriptions received from the Offering will be promptly forwarded by the Placement Agent or the Company, if received by it, to and deposited into non-interest bearing escrow account (the “Escrow Account”) established for such purpose with Bank of America (the “Escrow Agent”).  All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Company, the Placement Agent and the Escrow Agent, such agreement to be in form and substance satisfactory to the Company and the Placement Agent.  The Company will pay all fees related to the establishment and maintenance of the Escrow Account, regardless of whether a closing occurs hereunder. Subject to the receipt of such subscriptions for the Minimum Amount, the Company, or the Placement Agent on the Company’s behalf (any such acceptance by the Placement Agent on the Company’s behalf to be subject to such guidelines as shall be agreed upon by the Placement Agent and the Company) will either accept or reject the Securities Purchase Agreement in a timely fashion and at the closing of the Offering will countersign the Securities Purchase Agreement and provide duplicate copies of such Agreements to the Placement Agent for delivery to the purchasers.  The Company will give written notice to the Placement Agent of its acceptance or rejection of each subscription.  The Company, or the Placement Agent, on the Company’s behalf, will promptly return to prospective purchasers of Units in this Offering incomplete, improperly completed, improperly executed and rejected Securities Purchase Agreements and give written notice thereof to the Placement Agent upon such return.

(c)           If subscriptions for at least the Minimum Units have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, a closing shall occur within ten (10) days from the earlier of the Termination Date or the sale of all Units offered.  Delivery of payment for the accepted subscriptions from the funds held in the Escrow Account will be made by wire transfer from the Escrow Agent to the Company at closing against delivery by the Company of the Units, which wire transfer shall be net of amounts due to the Placement Agent.  The Units and the Broker’s Warrants will be in such authorized denominations and issued in such names as the Placement Agent may request on or before the second full business day prior to the Closing Date.

(d)           If Securities Purchase Agreements for the Minimum Units have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated (the date of such termination being referred to herein as the “Expiration Date”), no Units will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from prospective purchasers of Units in the Offering  to be promptly returned to such subscribers without interest or offset.

5.           Further Covenants.  The Company hereby covenants and agrees that:

(a)           Except with the prior written consent of the Placement Agent (which consent shall not be unreasonably withheld), the Company shall not, at any time prior to the Closing Date, take any action that would cause any of the representations and warranties made by it in this Agreement not to be complete and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of each such date.

(b)           If, at any time prior to the closing of this Offering, any event shall occur that does or may materially affect the Company or as a result of which it might become necessary to amend or supplement the Memorandum so that the representations and warranties herein remain true, or in case it shall, in the reasonable opinion of counsel to the Placement Agent, be necessary to amend or supplement the Memorandum to comply with Regulation D or any other applicable federal or state securities laws or regulations, the Company will promptly notify the Placement Agent and shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may reasonably request.  The Company will not at any time, whether before or after the closing of this Offering, prepare or use any amendment or supplement to the Memorandum of which the Placement Agent will not previously have been advised and furnished with a copy, or to which the Placement Agent or its counsel will have reasonably objected in writing or orally (confirmed in writing within 24 hours), or which is not in compliance in all material respects with the Act, the Regulations and other applicable securities laws.  As soon as the Company is advised thereof, the Company will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Memorandum, or the suspension of the qualification or registration of the Units or the Securities for offering or the suspension of any exemption for such qualification or registration of the Units or the Securities for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its best efforts to prevent the issuance of any such order, judgment or decree, and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(c)           The Company, at its own cost and expense, shall comply with the Act, the Regulations, the Securities and Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Units are to be offered and in which the Company’s counsel has advised the Placement Agent that the Units are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Units, and will file with the SEC, and shall promptly thereafter forward to the Placement Agent, any and all reports on Form D as are required.

(d)           The Company, at its own cost and expense, shall use its reasonable best efforts to qualify the Units for sale (or seek exemption therefrom) under the securities laws of such jurisdictions in the United States as may be mutually agreed to by the Company and the Placement Agent, and the Company will (through Blue Sky counsel) make such applications and furnish information as may be required for such purposes.  The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request.

(e)          The Company shall place a legend on the certificates representing any of the Securities stating that the securities evidenced thereby have not been registered under the Act or applicable state securities laws and setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.  The Company shall cause Pubco to place a similar legend on all certificates evidencing shares of Common Stock and warrants issued in the Merger as well as any shares of Common Stock issuable upon exercise of the Pubco warrants issued in the Merger.

(f)           The Company shall apply the net proceeds from the sale of the Units for such purposes as are described under “Use of Proceeds” in the Memorandum.  Except as shall be specifically set forth in the Memorandum or as approved by the Board of Directors of the Company, the net proceeds of the Offering shall not be used to repay indebtedness to officers, directors or stockholders of the Company without the prior written consent of the Placement Agent.

(g)          During the Offering Period, the Company shall make available for review by prospective purchasers of Units in the Offering during normal business hours at the Company’s offices, upon their request, copies of the Company Agreements to the extent that such disclosure shall not violate any obligation on the part of the Company to maintain the confidentiality thereof and shall afford each prospective purchaser of Units the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Memorandum to the extent it possesses such information or can acquire it without unreasonable expense.

(h)          Except with the prior written consent of the Placement Agent (which shall not be unreasonably withheld) or as set forth in the Memorandum, the Company shall not, at any time prior to the earlier of the Closing Date or the Termination Date, engage in or commit to engage in any transaction outside the ordinary course of business, including without limitation the incurrence of material indebtedness, materially change its business or operations as described in the Memorandum, or issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities except as shall be contemplated by the Memorandum.

(i)           Whether or not the transactions contemplated hereby are consummated, or this Agreement is terminated, the Company hereby agrees to pay all fees, costs and expenses incident hereto and to the Offering, including, without limitation, those in connection with (i) preparing, printing, duplicating, filing, distributing and binding the Memorandum and any and all amendments and/or supplements thereto and any and all agreements, contracts and other documents related hereto and thereto; (ii) the creation, authorization, issuance, transfer and delivery of any of the Securities as well as any shares of Common Stock and Pubco warrants issued in the Merger and any shares of Common Stock issuable upon exercise of the Pubco warrants issued in the Merger, including, without limitation, fees and expenses of any transfer agent or registrar; (iii) the fees and expenses of the Escrow Agent (subject to Section 4(b) hereof); (iv) the formation, organization and qualification of one or more investment vehicles for the purchasers of the Units; (v) all fees and expenses of legal, accounting and other advisers to the Company; (vi) all filing fees, costs and legal fees and expenses for Blue Sky services and related filings with respect to Blue Sky exemptions and qualifications (the “Blue Sky Fees”); and (vii) subject to Section 8 hereof, a non-accountable expense allowance equal to $100,000, which amount may be increased with the prior written approval of the Company, shall be deducted from the gross proceeds of the Units sold at the closing of the offering, to cover, without limitation, the legal fees, mailing, telephone, travel, due diligence and similar expenses of the Placement Agent.

(j)           Until the earlier of the Closing Date or the Termination Date, neither the Company nor any person or entity acting on its behalf will negotiate or enter into any agreement with any other placement agent or underwriter with respect to a private or public offering of the Company’s or any subsidiary’s debt or equity securities.  Neither the Company nor anyone acting on its behalf will, until the earlier of the Closing Date or the Termination Date, without the prior written consent of the Placement Agent, offer for sale to, or solicit offers to subscribe for Units or other securities of the Company from, or otherwise approach or negotiate in respect thereof with, any other person.

(k)          Until the earlier of (x) the Expiration Date (if applicable) or (y) the fifth anniversary of the Closing Date, in the event that no employee of the Placement Agent is a member of the Board of Directors of the Company, then the Placement Agent shall be entitled to appoint one observer to attend meetings of the Board of Directors (subject to exclusion with respect to any matter in which it would present, in the reasonable opinion of the Board of Directors, a conflict of interest for such observer to participate in a Board of Directors discussion with respect to such matter).

(l)           Placement Agent shall be entitled to a placement agent’s fee and warrants, calculated pursuant to the terms set forth in Sections 3(d) and 3(e) above with respect to any subsequent public or private offering or other financing or capital-raising transaction of any kind (“Subsequent Financing”) to the extent that such financing or capital is provided to the Company, or to any Affiliate of the Company, by investors whom Placement Agent had “introduced” (as defined below), directly or indirectly, to the Company if such Subsequent Financing is consummated at any time within the 18-month period following the Termination Date or the Closing Date, if an Offering is consummated (the “Tail Period”).  A party “introduced” by Placement Agent shall mean an investor who either (i) met with the Company and/or had a conversation with the Company either in person or via telephone regarding the Offering, (ii) was provided by Placement Agent with a copy of the Memorandum based upon such investor expressing an interest, directly or indirectly, to Placement Agent in investing in the Offering, or (iii) purchased Units; and, in each instance as listed on an exhibit that Placement Agent shall provide in written form at the closing of the Offering, if an Offering is consummated, or within ten (10) business days following the termination of the Offering.  An “Affiliate” of an entity shall mean any individual or entity controlling, controlled by or under common control with such entity and any officer, director, employee, stockholder, partner, member or agent of such entity.  Pubco is an Affiliate.

6.           Conditions of Placement Agent’s Obligations.  The obligations of the Placement Agent hereunder are subject to the fulfillment, at or before the closing of the Offering, of the following additional conditions:

(a)          Each of the representations and warranties of the Company shall be true and correct in all material respects, other than representations and warranties that contain materiality or knowledge standards or qualifications (which representations and warranties shall be true and correct in all respects) when made on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date.

(b)          The Company shall have performed and complied in all material respects with all agreements, covenants and conditions that it is required to perform and/or comply under the Transaction Documents at or before the closing of the Offering.

(c)          No order suspending the use of the Memorandum or enjoining the offering or sale of the Units shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated and pending, or, to the Company’s knowledge, are contemplated or threatened.

(d)          Immediately at the closing of the Offering, the Company shall have, and upon the closing of the Merger Pubco shall have, an outstanding capitalization as described in the Memorandum.  In the case of the Company, all Membership Units currently outstanding and the Units and the Membership Units included in the Units that may be issued at the closing of the Offering will be, upon issuance, validly issued, fully paid, and non-assessable.  In the case of Pubco, all shares of capital stock outstanding immediately prior to the Merger are, and all shares which may be issued the Merger will be upon issuance, validly issued, fully paid, and non-assessable.  Prior to the closing of the Merger, neither the Company nor Pubco will issue any securities upon the exercise of warrants or options, without the written authorization of the Placement Agent, except those warrants and options as set forth in the Memorandum.

(e)          The Placement Agent shall have received certificates of the Managing Member of the Company, dated as of the Closing Date, certifying on behalf of the Company, in such detail as the Placement Agent may reasonably request, as to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c) and (d) above.

(f)           The Company shall have delivered to the Placement Agent (i) with respect to the Company, a currently dated good standing certificate from the Secretary of State of Delaware and each jurisdiction in which the Company is qualified to do business as a foreign corporation, (ii) with respect to Pubco, a currently dated good standing certificate from the Secretary of State of Nevada and each jurisdiction in which the Pubco is qualified to do business as a foreign corporation, (iii) a certificate from the Company’s Managing member that this Agreement and the other Transaction Documents, and the transactions and agreements contemplated by this Agreement and the other Transaction Documents have been approved by all requisite corporate and member action and (iv) certified resolutions of  Pubco’s Board of Directors approving the Merger Agreement and the other documents related to the Merger as identified in the Merger Agreement, and the transactions and agreements contemplated by the Merger Agreement and those other documents.

(g)          On or prior to the date hereof and at the closing of the Offering, the Managing Member of the Company shall have provided a certificate to the Placement Agent confirming on behalf of the Company that there have been no undisclosed material and adverse changes in the business condition (financial or otherwise) or prospects of the Company from the date of the latest financial statements included in the Memorandum, the absence of undisclosed liabilities (other than liabilities arising in the ordinary course of business subsequent to the date of the most recent balance sheet included in the Memorandum) and such other matters relating to the financial condition and prospects of the Company that the Placement Agent may reasonably request.

(h)          At the closing of this Offering, the Company shall have (i) paid to the Placement Agent its Placement Agent’s Fee in respect of all Units sold at the closing, (ii) paid all fees, costs and expenses as set forth in Section 5(i) hereof, and (iii) executed and delivered to the Placement Agent the Broker’s Warrants.

(i)           There shall have been delivered to the Placement Agent a signed opinion of counsel (including a 10(b)-5 opinion in customary form) to the Company (“Company Counsel”), dated as of the Closing Date, in the form reasonably satisfactory to counsel for the Placement Agent.

(j)           Prior to the closing of the Offering, Pubco shall have engaged Continental Stock Transfer & Trust Company as its transfer agent for purposes of handling the transfers of its capital stock and other securities.

(k)          All proceedings taken at or prior to the closing of the Offering in connection with the authorization, issuance and sale of the Units, the Investor Warrants and the Broker’s Warrants will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

(l)           On or immediately prior to the closing of the Offering, Pubco and the Placement Agent shall have entered into a Financial Services Advisory Agreement (the “Advisory Agreement”) in a form acceptable to the Company and the Placement Agent and their respective counsels, which Advisory Agreement will become effective immediately upon the closing of the Merger.  The Advisory Agreement shall provide that the Placement Agent, or an affiliate thereof, shall provide Pubco with such advisory services regarding Pubco’s financing needs and capitalization as Pubco shall request from time to time and that in consideration for the obligation to provide such services, Pubco, immediately upon the closing of the Merger shall issue to the Placement Agent a warrant entitling the holder thereof to purchase up to 500,000 shares of Common Stock for $1.50 per share at any time during the five-year period beginning on the date of issuance of such warrant.  The Advisory Agreement shall also provide that for a period of two (2) years from the Closing Date, Pubco shall give the Placement Agent the irrevocable preferential right of first refusal to purchase for the Placement Agent’s account or to act as agent for any proposed private offering of Pubco’s securities by Pubco.  The Advisory Agreement shall further provide the Placement Agent the opportunity to purchase or sell such securities on terms no less favorable than it can obtain elsewhere.  If within 20 business days of the receipt of such notice of intention and statement of terms the Placement Agent does not accept in writing such offer to purchase such securities or to act as agent with respect to such offering upon the terms proposed, Pubco shall be free to negotiate terms with third parties with respect to such offering and to effect such offering on such proposed terms. Before Pubco shall accept any proposal materially less favorable to it than as originally proposed to the Placement Agent, the Placement Agent’s preferential rights shall be applied, and the procedure set forth above with respect to such modified proposal adopted. The Placement Agent’s failure to exercise these preferential rights in any situation shall not affect the Placement Agent’s preferential rights to any subsequent offering during the term of the right of first refusal agreement.  The Company represents and warrants that it has not granted any preferential rights similar to those set forth in this Section 6(l) to any party other than the Placement Agent with regard to the transactions contemplated by this Section 6(l) and, to its knowledge, no other person has any right to participate in any offer, sale or distribution of the Pubco’s securities to which the Placement Agent’s preferential rights shall apply.

6A.        Mutual Condition. The obligations of the Placement Agent and the Company hereunder are subject to the execution and delivery by the prospective purchaser of Units in this Offering of a Securities Purchase Agreement, all other documents contemplated thereby and any other documents reasonably requested by the Company.

7.           Indemnity and Contribution

(a)   The Company hereby agrees to indemnify and hold harmless Placement Agent and its affiliates, and the respective controlling persons, directors, officers, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of members or shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Placement Agent, or (B) otherwise relate to or arise out of Placement Agent’s activities on the Company’s behalf under Placement Agent’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such Claim, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.  Notwithstanding anything in this Agreement to the contrary, the Company will not, however, be responsible for any Claim, to the extent that such claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim, in which case the Indemnified Persons for whom the Company has paid any amounts shall be liable for the prompt repayment to the Company of all amounts paid by the Company for the benefit of such Indemnified Persons, and Placement Agent shall cause all such Indemnified Persons to sign and deliver to the Company written agreements, in form and substance reasonably determined by Placement Agent, memorializing this result prior to the Company being obligated to expend any amounts to indemnify any such Indemnified Persons (the “Indemnification Reimbursement Agreements”).  The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Placement Agent except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

(b)   The Company further agrees that it will not, without the prior written consent of Placement Agent, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

(c)   Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses; provided, however, that the Company shall not have any obligation to commence any indemnification of any Indemnified Person unless and until Placement Agent has delivered to the Company the signed Indemnification Reimbursement Agreement from such Indemnified Person.  If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel.  Subject to the other terms and conditions of this Agreement, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof, so long as any such compromise or settlement includes a full and complete release of the Company and all of its affiliates.  In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

(d)   Subject to the other terms and conditions of this Agreement, the Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Placement Agent is the Indemnified Person), the Company and Placement shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Placement Agent on the other, in connection with Placement Agent’s engagement referred to above, subject to the limitation that in no event shall the amount of Placement Agent’s contribution to such Claim exceed the amount of fees actually received by Placement Agent from the Company pursuant to Placement Agent’s engagement.  The Company hereby agrees that the relative benefits to the Company, on the one hand, and Placement Agent on the other, with respect to Placement Agent’s engagement shall be deemed to be in the same proportion as (a) the total value paid or committed to be paid or received by the Company or its stockholders as the case may be, pursuant to the Offering (whether or not consummated) for which Placement Agent is engaged to render Services bears to (b) the fee paid or proposed to be paid to Rodman in connection with such engagement.

(e)   The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

8.           Termination.

(a)           The Offering may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period in the event that (i) any of the representations or warranties of the Company contained herein shall prove to have been false or misleading in any material respect when made or deemed made, (ii) the Company shall have failed to perform any of its material obligations hereunder, (iii) the Company shall have determined for any reason not to continue with the Offering or (iv) the Placement Agent shall determine in its sole discretion that it is reasonably likely that any of the conditions to closing set forth herein will not, or cannot, be satisfied.  In the event of any such termination occasioned by or arising out of or in connection with the matters set forth in clauses (i)-(iii) above, or occasioned by or arising out of or in connection with a matter set forth in clause (iv) above due to any breach or failure hereunder on the part of the Company, the Placement Agent shall be entitled to receive, in addition to other rights and remedies it may have hereunder, at law or otherwise, an amount equal to the sum of: (A) all applicable Placement Agent’s Fees earned through the Termination Date, (B) an amount equal to three percent (3%) of the Offering Price of all Units sold in the Offering (deeming, for this purpose, all Units offered (other than Units available for over-subscriptions) as having been sold), less any amounts theretofore paid in respect of the Placement Agent’s Placement Agent Expenses, and all other expenses set forth in Section 5(i) hereof and (C) all amounts that may become payable in respect of Post-Closing Investors pursuant to Section 3(f) hereof.  In addition to the sum of the amounts in clauses (A)-(C) in the previous sentence, in the event that (a) the Company is sold (in a stock or asset sale), merged or otherwise acquired or combined, or (b) the Company enters into a letter of intent or agreement with respect to the foregoing, or (c) the Company completes a public or private offering of its securities, in each case within one year after the Offering is terminated because the Company has breached any representation, warranty or covenant made by it herein or because the Company has determined prior to the Expiration Date (if applicable) not to proceed with the Offering, the Company shall pay to the Placement Agent, as applicable, (x) if the Placement Agent has not exercised its rights under Section 8(a) hereof, an investment banking fee equal to five percent (5%) of the total consideration received by the Company and/or its stockholders in connection with such sale, merger, acquisition or sale of securities or (y) if the Placement Agreement has exercised its rights under Section 8(a) hereof, applicable Placement Agent commissions, fees and expenses described in Sections 3(d) and 5(i) hereof as if the Minimum Amount had been sold.

(b)           This Offering may be terminated by the Company at any time prior to the Termination Date in the event that (i) the Placement Agent shall have failed to perform any of its material obligations hereunder or (ii) there shall occur any event described in Section 8(a) above not occasioned by or arising out of or in connection with any breach or failure hereunder on the part of the Company.  In the event of any termination by the Company pursuant to clause (i) above, the Placement Agent shall be entitled to receive all Placement Agent Expenses accrued through the Termination Date (subject to the Placement Agent Expense Limitation), but shall be entitled to no other amounts whatsoever except as may be due under any indemnity or contribution obligation provided herein or any other Transaction Document, at law or otherwise.  On such Termination Date, the Company shall pay all such unpaid costs and expenses incurred by the Placement Agent in connection with the Offering; provided, however, that such costs and expenses shall not exceed the maximum Placement Agent Expense Allowance, and all unpaid Blue Sky Fees and other expenses set forth in Section 5(i) hereof.

(c)           Upon any such termination, the Escrow Agent will cause, at the request of the Placement Agent, all money received from prospective purchasers of Units in the offering in respect of subscriptions for Units not accepted by the Company to be promptly returned to such prospective purchasers without interest, penalty, expense or deduction.  Any interest earned thereon shall be applied to the payment of the Escrow Agent’s fees and expenses.

9.           Survival.

(a)           The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder.

(b)           The respective indemnities, agreements, representations, warranties and other statements of the Company set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Placement Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Units.

10.         Notices.  All communications hereunder will be in writing and, except as otherwise expressly provided herein or after notice by one party to the other of a change of address, if sent to the Placement Agent, will be mailed, delivered or telefaxed and confirmed to Rodman & Renshaw, LLC, 1251 Avenue of the Americas, 20th Floor, New York, New York 10020, Attention: General Counsel, Telefax number (212) 356-0536, with a copy to Morse, Zelnick, Rose & Lander LLP, 405 Park Avenue, Suite 1401, New York, New York 10022, Attention:  Kenneth S. Rose, Esq., and if sent to the Company, will be mailed, delivered or telefaxed and confirmed to 8201 Main Street, Suite 6, Willamsville, NY 14221, Attention: Joseph Pandolfino, with a copy to Foley & Lardner LLP, 3000 K Street N.W., Suite 600, Washington, D.C. 20007, Attention Thomas L. James, Esq.

11.         ARBITRATION, CHOICE OF LAW; COSTS. THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF FINANCIAL INDUSTRY REGULATORY AUTHORITY, INC. (“FINRA”) ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO FINRA.  JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED.  THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM.  THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY.

12.         Confidentiality.  The Company hereby agrees to hold confidential the identities of the purchasers in the Offering and shall not disclose their names and addresses without the prior written consent of the Placement Agent, unless required by law.  The Company hereby consents to the granting of an injunction against it by any court of competent jurisdiction to enjoin it from violating the foregoing confidentiality provisions.  The Company hereby agrees that the Placement Agent will have an adequate remedy at law in the event that the Company breaches these confidentiality provisions contained herein, and that the Placement Agent will suffer irreparable damage and injury as a result of any such breach.  Resort to such equitable relief shall not, however, be construed to be a waiver of any other rights or remedies which the Placement Agent may have. Notwithstanding the foregoing, the Company shall not be deemed to be in violation of this Section 12 by virtue of revealing the identities of such purchasers to the Company’s transfer agent and professional advisors.

13.         Miscellaneous.  No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith.  Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder.  Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby.  No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement.  This Agreement contains the entire agreement between the parties hereto and is intended to supersede any and all prior agreements between the parties relating to the same subject matter.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single agreement.

14.         Entire Agreement.  This Agreement together with any other agreement referred to herein is intended to supersede all prior agreements between the parties with respect to the Units purchased hereunder and the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

Very truly yours,

22ND CENTURY LIMITED, LLC

By:	/s/ Joseph Pandolfino
Name: Joseph Pandolfino
Title: Chief Executive Officer

Accepted and agreed to as of the 1st
day of December, 2010.

RODMAN & RENSHAW, LLC

By:	/s/ John Borer
Name: John Borer
Title: Senior Managing Director